EXHIBIT 31.1

CERTIFICATIONS

I, Terrence O. Moorehead, certify that:

1.I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2020 of Nature’s Sunshine Products, Inc. (the “registrant”);

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Terrence O. Moorehead
Chief Executive Officer
July 9, 2021